EXHIBIT 99.3

Unaudited pro forma condensed consolidated balance sheets of Spicy Pickle Franchising, Inc., as of September 30, 2008 and proforma condensed consolidated statements of operations of
Spicy Pickle Franchising, Inc., for the year ended December 31, 2007 and the nine months ended
September 30, 2008 of Spicy Pickle Franchising, Inc.

Introduction to Pro Forma Financial Information

On October 1, 2008, Spicy Pickle Franchising, Inc. (the “Company”) acquired all of the operating assets of Bread Garden Franchising, Inc., (“Bread Garden”) a company which franchises fast casual restaurants under the trade name Bread Garden Urban Cafes.  Bread Garden has 11 franchised locations in the Vancouver, British Columbia, Canada metropolitan area.  The assets were acquired in exchange for 5,177,500 restricted shares of the registrant’s common stock and warrants to purchase 3,038,750 shares of the registrant’s common stock, 2,700,000 are exercisable at $0.63 per share and 338,750 are exercisable at $0.615 per share.  The warrants are exercisable for five years.  Certain of the shares and warrants are subject to a lock-up agreement.  Pursuant to the lock-up agreement, 4,500,000 shares of the common stock and 2,700,000 of the warrants issued pursuant to the Asset Purchase Agreement, cannot be sold, transferred or otherwise disposed of for a period of one year from the effective date of the closing.  The remaining 677,500 common shares and 338,750 warrants are not covered by the lock-up agreement and are only subject to the restriction of the Securities and Exchange Commission rules and regulations for unregistered securities.

The following unaudited pro forma condensed consolidated statement of operations of the Company gives effect to the October 1, 2008 merger of the Company and Bread Garden as if such transaction occurred at the beginning of the fiscal periods presented based on the fiscal year of the Company which ends on December 31.  The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007 is derived from the audited financial statements of the Company for the year ended December 31, 2007 and Bread Garden for the year ended March 31, 2008.  The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2008 is derived from the unaudited financial statements of the Company for the nine months ended September 30, 2008 and of Bread Garden for the six months ended September 30, 2008.

The unaudited pro forma condensed consolidated balance sheets at December 31, 2007 and September 30, 2008 give effect to the October 1, 2008 merger of the Company and Bread Garden as if such transaction occurred as at each of such dates.  The unaudited pro forma condensed consolidated balance sheets are derived from the historical balance sheets of the Company and Bread Garden as of those dates.

The unaudited pro forma condensed consolidated financial data does not reflect the effects of any anticipated changes to be made by  the Company in its operations from the historical operations, are presented for informational purposes only and should not be construed to be indicative of (i) the results of  operations or the financial position of the Company that actually would have occurred had the proposed merger been consummated as of the dates indicated or (ii) the results of operation or the financial position of the Company in the future.

The merger is expected to be accounted for as a purchase whereby the Company acquires certain assets of Bread Garden in exchange for common stock and warrants to purchase common stock.

PF_1

The following pro forma condensed consolidated financial data and notes should be read in conjunction with, the consolidated financial statements and notes thereto filed in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and in conjunctions with the audited financial statements and notes thereto of Bread Garden included elsewhere in this filing.

PF_2

Spicy Pickle Franchising, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheets
September 30, 2008
(Expressed in United States of America Dollars)

	Spicy Pickle Franchising, Inc.	Bread Garden Franchising, Inc.	Pro Forma Adjustments		Pro Forma Consolidation
Assets
Current Assets
Cash and cash equivalents	$701,956	$-			$701,956
Current portion of notes receivable	40,000	-			40,000
Accounts receivable	320,959	76,942	(76,942)	(1)	320,959
Inventory	54,648				54,648
Prepaid expenses and other current assets	134,589	46,070	(46,070)	(1)	134,589
Total current assets	1,252,152	123,012			1,252,152
Property and equipment, net of accumulated depreciation	2,009,582	49,390			2,058,972
Notes receivable, less current portion	20,000	-			20,000
Accounts receivable - related parties	-	187,277	(187,277)	(1)	-
Deferred acquisition cost	18,955	-	(18,955)	(3)	-
Deposits and other assets	43,673	6,976			50,649
Goodwill and other intangible assets	382,693	857,085	1,588,764	(1)	2,828,542
Total Assets	$3,727,055	$1,223,740			$6,210,315

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$281,510	$8,726	(8,726)	(1)	$281,510
Accrued expenses and compensation	106,633	118,989	(118,989)	(1)	106,633
Deferred franchise revenue	941,500	57,139	(57,139)	(1)	941,500
Accrued income taxes	-	46,949	(46,949)	(1)	-
Dividends accrued	68,954	-			68,954
Total current liabilities	1,398,597	231,803			1,398,597
Long-term debt	500,000	-			500,000
Minority interest	80,000	-			80,000
Total liabilities	1,978,597	231,803	(240,374)		1,978,597
Stockholders' equity
Preferred stock	4,418,941	875,085	(857,085)	(1)	4,418,941
Common stock (Pro-forma 53,535,247 shares issued and outstanding)	48,358	10	5,168	(1)	53,536
Additional paid in capital	7,006,681	-	2,478,082	(1)	9,484,763
Fair value of common stock warrants	873,825	-			873,825
Retained earnings (deficit)	(10,575,880)	135,923	(135,923)	(1)	(10,575,880)
Accumulative comprehensive income		(1,081)	1,081	(1)	-
Deferred compensation	(23,467)	-			(23,467)
Total stockholders’ equity	1,748,458	991,937			4,231,718
Total liabilities and shareholder's equity	$3,727,055	$1,223,740			$6,210,315

See notes to unaudited pro forma condensed consolidated financial statements

PF_3

Spicy Pickle Franchising, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
Year Ended December 31, 2007
(Expressed in United States of America Dollars)

	Spicy Pickle Franchising, Inc.	Bread Garden Franchising, Inc.	Pro Forma Adjustments	Pro Forma Consolidated
Revenues:
Franchise fees and royalties	$1,243,263	$393,876		$1,637,139
Restaurant and bakery sales	30,730	-		30,730
Total revenues	1,368,295	393,876		1,667,869
Operating costs and expenses:
General and administrative	4,758,598	278,394		5,036,992
Restaurant and bakery operating costs	150,494	-		150,494
Total operating costs and expenses	4,909,092	278,394		5,187,486

Income (loss) from operations	(3,635,099)	115,482		(3,519,617)

Other income (expense):	33,215	-		33,215
Income (loss) before income taxes	(3,601,884)	115,482		(3,486,402)
Provision for income taxes	-	35,434		35,434
Net Income (loss)	$(3,601,884)	$80,048		$(3,521,836)

Per share information - basic and fully diluted:
Weighted average shares outstanding	44,315,486			49,492,986
Net (loss) per share	$(0.08)			$(0.07)

See notes to unaudited pro forma condensed consolidated financial statements

PF_4

Spicy Pickle Franchising, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
Nine Months Ended September 30, 2008
(Expressed in United States of America Dollars)

	Spicy Pickle Franchising, Inc.	Bread Garden Franchising, Inc.	Pro Forma Adjustments	Pro Forma Consolidated
Revenues:
Franchise fees and royalties	$913,216	$217,756		$1,130,972
Restaurant and bakery sales	2,306,286	-		2,306,286
Total revenues	3,219,502	217,756		3,437,258
Operating costs and expenses:
General and administrative	5,066,718	153,987		5,220,705
Restaurant and bakery operating costs	2,719,404	-		2,719,404
Total operating costs and expenses	7,786,122	153,987		7,940,109

Income (loss) from operations	(4,566,620)	63,769		(4,502,851)

Other income (expense):	36,291	-		36,291
Income (loss) before income taxes	(4,530,329)	63,769		(4,466,560)
Provision for income taxes	-	9,761		9,761
Net Income (loss)	$(4,530,329)	$54,008		$(4,476,321)

Per share information - basic and fully diluted:
Weighted average shares outstanding	48,137,594			53,370,132
Net (loss) per share	$(0.09)			$(0.08)

See notes to unaudited pro forma condensed consolidated financial statements

PF_5

Spicy Pickle Franchising, Inc.
Notes To Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the United State of America Securities and Exchange Commission (“SEC”). Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The accompanying statements of Spicy Pickle Franchising, Inc. (the “Company”) include the accounts of the Company and its subsidiaries.  The Company’s year end is December 31.  The fiscal year end of Bread Garden Franchising, Inc. (“Bread Garden”) is March 31.

All amounts are expressed in United States of American dollars (“US$”).

2. Acquisition

On October 1, 2008, the Company purchased all of the operating assets of Bread Garden. The assets were sold in exchange for 5,177,500 restricted shares of the Company’s common stock and warrants to purchase 3,038,750 shares of the Company’s common stock; 2,700,000 are exercisable at $0.63 per share and 338,750 are exercisable at 0.615 per share. The warrants are exercisable for five years.  Certain of the shares and warrants are subject to a lock-up agreement.  Pursuant to the lock-up agreement, 4,500,000 shares of the common stock and 2,700,000 of the warrants issued pursuant to the Asset Purchase Agreement, cannot be sold, transferred or otherwise disposed of for a period of one year from the effective date of the closing. The remaining 677,500 common shares and 338,750 warrants are not covered by the lock-up agreement and are only subject to the restriction of the SEC rules and regulations for unregistered securities.

The following sets forth the preliminary allocation of the consideration to tangible and intangible assets acquired.

Deposits and other assets	$6,976
Property and equipment	49,390
Franchise rights	857,085
Goodwill	1,598,764
$2,502,215

PF_6

Spicy Pickle Franchising, Inc.
Notes To Unaudited Pro Forma Condensed Consolidated Financial Statements
(Continued)

3. Pro Forma Adjustments

The pro forma condensed consolidated financial statements give effect to the following pro forma adjustments in connection with the acquisition.

1.
To reflect the purchase consideration and the allocation to assets acquired based on the estimated fair values, the elimination of assets that were not acquired and liabilities that were not assumed, and the elimination of the historical Bread Garden equity.

2.	To record deferred transaction costs.

PF_7